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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 of our report dated December 22, 1995, except for notes 2 and 10 which are as of October 22, 1996 on our audits of the consolidated financial statements of Transworld Telecommunications, Inc. and subsidiaries as of and for the years ended October 31, 1995 and 1994. We also consent to the reference to our firm under the caption "Independent Public Accountants".

                                          /s/ KPMG Peat Marwick LLP

Salt Lake City, Utah
October 25, 1996